Exhibit 99.1

MyoKardia Announces Transition of Chief Medical Officer

SOUTH SAN FRANCISCO, Calif. – February 23, 2016 – MyoKardia, Inc. (Nasdaq: MYOK), a clinical-stage biopharmaceutical company pioneering a precision medicine approach for the treatment of heritable cardiovascular diseases, today announced that Jonathan C. Fox, M.D., Ph.D., chief medical officer (CMO), has decided to transition from his current role with MyoKardia by September 30, 2016. At the end of this transition period, he will become an independent, consulting Senior Advisor to the company, lending his expertise to MyoKardia’s ongoing development strategy. MyoKardia is now initiating the process of recruiting Dr. Fox’s successor.

“Jonathan has been an important member of MyoKardia from the early phase of the company, establishing the foundation for the SHaRe registry, collaborating on the selection of a development candidate for hypertrophic cardiomyopathy (HCM) and shepherding our most advanced product candidate MYK-461 to clinical proof of mechanism in HCM patients,” stated Tassos Gianakakos, chief executive officer. “We appreciate his passion, leadership and contributions in advancing MyoKardia’s mission of improving the lives of patients with heritable cardiovascular diseases, and look to build upon his great work going forward.”

“It was a difficult decision to make this transition from CMO to a role as a Senior Advisor in a consulting capacity, but it permits me to continue to support the MyoKardia mission while engaging in other healthcare research activities. The September timing feels right as MyoKardia is already well-positioned to fulfill our promise to patients through the potential of our precision cardiovascular medicine platform to bring important therapies to cardiomyopathy patients who desperately need them,” stated Dr. Fox. “During the transition period, we expect to have completed the two ongoing studies for MYK-461, setting up our Phase 2 program for successful initiation before the end of the year. I’m proud of the tremendous progress MyoKardia has achieved since its formation just over three years ago and look forward to continuing to support our team’s important mission.”

About MyoKardia

MyoKardia is a clinical stage biopharmaceutical company pioneering a precision medicine approach to discover, develop and commercialize targeted therapies for the treatment of serious and neglected rare cardiovascular diseases. MyoKardia’s initial focus is on the treatment of heritable cardiomyopathies, a group of rare, genetically-driven forms of heart failure that result from biomechanical defects in cardiac muscle contraction. MyoKardia has used its precision medicine platform to generate a pipeline of therapeutic programs for the chronic treatment of the two most prevalent forms of heritable cardiomyopathy—hypertrophic cardiomyopathy, or HCM, and dilated cardiomyopathy, or DCM. MyoKardia’s most advanced product candidate, MYK- 461, is an orally-administered small molecule designed to reduce excessive cardiac muscle contractility leading to HCM and is currently being evaluated in three Phase 1 clinical trials. A cornerstone of the MyoKardia platform is the Sarcomeric Human

Cardiomyopathy Registry, or SHaRe, a multi-center, international repository of clinical and laboratory data on individuals and families with genetic heart disease, which MyoKardia helped form in 2014. MyoKardia believes that SHaRe, currently consisting of data from approximately 10,000 individuals, is the world’s largest registry of patients with heritable cardiomyopathies. MyoKardia’s purpose is to improve the lives of patients and families suffering from cardiovascular disease by creating targeted therapies that can change the course of their condition. For more information, please visit www.myokardia.com.

Forward-Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements, including statements regarding the clinical and therapeutic potential of MYK-461 and the timing of, and the Company’s ability to, complete its ongoing studies for MYK-461 and initiate its Phase 2 program reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.

Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the development and regulation of our product candidates, as well as those set forth in the prospectus for our recent initial public offering of common stock and our most recent Quarterly Report on Form 10-Q. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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